UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 25, 2016
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Team Health Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-34583 (Commission File Number)	36-4276525 (I.R.S. Employer Identification No.)
265 Brookview Centre Way, Suite 400 Knoxville, Tennessee (Address of principal executive offices)		37919 (Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 25, 2016, Team Health Holdings, Inc. (the “Company”) held its annual meeting of shareholders. A quorum was present at the meeting as required by the Company’s Amended and Restated By-Laws. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:
Proposal 1 — Election of Directors
The following four individuals were elected to the Company’s board of directors to serve as Class I directors until the annual meeting of shareholders in 2019 and until their successors have been duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
H. Lynn Massingale, M.D.	65,892,889	3,207,742	61,130	2,156,861
Michael D. Snow	66,972,712	2,126,301	62,748	2,156,861
Edwin M. Crawford	68,864,569	231,038	66,154	2,156,861
Scott Ostfeld	68,861,943	236,984	62,834	2,156,861
The Class II directors whose terms continued after the 2016 annual meeting and expire in 2017 are James L. Bierman, Patrick E. Fry, Mary R. Grealy and Kenneth H. Paulus.
The Class III directors whose terms continued after the 2016 annual meeting and expire in 2018 are Glenn A. Davenport, Vicky B. Gregg and Neil M. Kurtz, M.D.
Proposal 2 — Ratification of Independent Registered Public Accounting Firm
The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016 was ratified.

For	Against	Abstain
71,153,664	110,535	54,423

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TEAM HEALTH HOLDINGS, INC.

Date: May 25, 2016    By:    /s/ David P. Jones
Name: David P. Jones
Title: Executive Vice President and
Chief Financial Officer

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